MUNIHOLDINGS FLORIDA INSURED FUND

FILE # 811-8349

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
3/31/04	Miami Dade Co. Aviation 5% 10/1/30 & 10/1/36	18,000,000	400,000,000	Ramirez